EXHIBIT 99.2

SunTrips, Inc.
VE Holdings, Inc.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
RCG Companies Incorporated and Subsidiaries
Charlotte, North Carolina

We have audited the accompanying combined balance sheets of SunTrips, Inc. and VE Holdings, Inc. (collectively the Company) (both wholly owned subsidiaries of MyTravel USA Holdings, Inc. (“MyTravel”)) as of September 30, 2003, 2002 and 2001, and the related combined statements of operations, and cash flows for each of the years in the three-year period ended September 30, 2003 . These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the financial position of SunTrips, Inc. and VE Holdings, Inc. as of September 30, 2003, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the combined financial statements, SunTrips, Inc. and VE Holdings, Inc., regularly engage in numerous transactions with, and have significant amounts receivable from, and payable to, related companies owned directly or indirectly by MyTravel or MyTravel’s parent company. The accompanying combined financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the financial position or the results of operations that would have resulted had these and other transactions with related parties been consummated with unrelated third parties.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the combined financial statements, the Company has reported continuing losses and has a working capital deficiency and a shareholder’s deficit. As discussed in Note 9, in October 2003, the Company has sold substantially all of its operating assets and the Company will not be conducting business subsequent to the date of sale. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ CRISP HUGHES EVANS LLP
Charlotte, North Carolina

January 14, 2004

SunTrips, Inc.
VE Holdings, Inc.
Combined Balance Sheets

	September 30,	September 30,	September 30,
	2003	2002	2001

ASSETS
Cash and cash equivalents	$84,460	$689,857	$—
Restricted cash	18,618,015	14,351,328	15,157,877
Prepaid expenses and other assets	7,095,887	11,339,160	11,903,835

Total current assets	25,798,362	26,380,345	27,061,712
Property and equipment, net	725,361	1,124,502	1,291,320

Total assets	$26,523,723	$27,504,847	$28,353,032

LIABILITIES AND SHAREHOLDER'S DEFICIENCY
Due to affiliates	$142,435,690	$126,459,304	$105,113,114
Accounts payable and accrued expenses	11,256,901	6,967,273	10,448,279
Bank overdraft	—	—	2,070,402
Unearned income	20,828,673	15,708,694	17,366,810

Total current liabilities	174,521,264	149,135,271	134,998,605

Shareholder's deficiency:
Common stock	43,501	43,501	43,501
Additional paid-in capital	24,249,980	24,249,980	24,249,980
Accumulated deficit	(172,291,022)	(145,923,905)	(130,939,054)

Total shareholder's deficiency	(147,997,541)	(121,630,424)	(106,645,573)

Total liabilities and shareholder's deficiency	$26,523,723	$27,504,847	$28,353,032

The accompanying notes are an integral part of these combined financial statements.

SunTrips, Inc.
VE Holdings, Inc.
Combined Statements of Operations

	For the Years Ended September 30,
	2003	2002	2001

SALES	$191,259,456	$182,239,870	$253,453,461

COST OF SALES	199,532,228	180,011,713	243,985,942

GROSS PROFIT (LOSS)	(8,272,772)	2,228,157	9,467,519

OPERATING EXPENSES:
Selling and marketing	1,794,567	939,047	3,027,051
Administrative	16,023,782	15,002,282	20,398,640
Depreciation	479,573	462,290	623,117

Total operating expenses	18,297,922	16,403,619	24,048,808

Operating loss	(26,570,694)	(14,175,462)	(14,581,289)
Other Expenses (Income):
Interest income	(187,511)	(351,514)	(1,114,362)
Interest expense	—	1,210,002	6,641,265
Other income	(16,066)	(49,099)	—

TOTAL OTHER EXPENSES (INCOME)	(203,577)	809,389	5,526,903

NET LOSS	$(26,367,117)	$(14,984,851)	$(20,108,192)

The accompanying notes are an integral part of these combined financial statements.

SunTrips, Inc.
VE Holdings, Inc.
Combined Statements of Cash Flows

	For the Years Ended September 30,
	2003	2002	2001

Cash flows from operating activities:
Net loss	$(26,367,117)	$(14,984,851)	$(20,108,192)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	479,573	462,290	623,117
Changes in operating assets and liabilities:
Restricted cash	(4,266,687)	806,549	7,328,251
Prepaid expenses and other assets	4,243,273	564,675	(2,366,800)
Accounts payable and accrued expenses	4,289,628	(3,481,006)	(2,108,883)
Due to affiliates	(489,003)	3,515,480	5,497,756
Unearned income	5,119,979	(1,658,116)	(6,211,145)

Net cash used in operating activities	(16,990,354)	(14,774,979)	(17,345,896)
Cash flows from investing activities:
Purchase of property and equipment	(80,432)	(295,472)	(334,637)

Net cash used in investing activities	(80,432)	(295,472)	(334,637)

Cash flows from financing activities:
Due to affiliates	16,465,389	17,830,710	13,825,069
Bank overdraft	—	(2,070,402)	2,070,402

Net cash provided by financing activities	16,465,389	15,760,308	15,895,471

Net increase (decrease) in cash and cash equivalents	(605,397)	689,857	(1,785,062)
Cash and cash equivalents at beginning of period	689,857	—	1,785,062

Cash and cash equivalents at end of period	$84,460	$689,857	$—

Supplemental cash flow information - Cash paid during the period for:
Interest	—	—	—

Income taxes	—	—	—

The accompanying notes are an integral part of these combined financial statements.

SunTrips, Inc.
VE Holdings, Inc.
Notes to the Combined Financial Statements

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

        The accompanying combined financial statements include the accounts of SunTrips, Inc., a California corporation (“SunTrips”) and VE Holdings, Inc., a Delaware corporation (“Vacation Express”) (collectively the “Company”), both wholly-owned subsidiaries of MyTravel Group USA Holding, Inc. (“My Travel”), a Florida corporation. MyTravel is part of a consolidated group of companies located in various countries with the ultimate parent, MyTravel plc., headquartered in England.

        All significant intercompany accounts and transactions between SunTrips and Vacation Express have been eliminated in the combination.

        The Company regularly engages in numerous transactions with, and has significant amounts receivable from, and payable to, companies within the MyTravel Group. The accompanying combined financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the financial position or the results of operations that would have resulted had these and other transactions with related parties been consummated with unrelated third parties.

        The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the combined financial statements, the Company incurred net losses of $26,367,117, $14,984,851, and $20,108,192, respectively, for each of the years in the three-year period ended September 30, 2003, and, as of that date, had a working capital deficiency of $148,722,902 and shareholder’s deficiency of $147,997,541. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. On October 31, 2003, the Company sold to RCG Companies Incorporated, substantially all of its operating assets and liabilities, except for certain excluded items. See Note 9.

        The Company is a charter tour operator which sells leisure tour packages. Vacation Express based in Atlanta, Georgia sells air travel and hotel accommodation packages to Mexico and Caribbean destinations. SunTrips, based in San Jose, California, sells air travel and hotel accommodation packages to Mexico, Dominican Republic, Costa Rica, Hawaii and the Azores. Tour packages are sold directly to the public or through travel agents. The Company requires payment in full prior to passenger departure date.

        Management has determined that, under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosure about Segments of an Enterprise and related Information, the Company operates in a single operating segment.

CASH AND CASH EQUIVALENTS

        The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

RESTRICTED CASH

        All cash received from customers in advance of flight departure must be deposited into escrow accounts in accordance with Department of Transportation regulations. Withdrawals from such escrow accounts are allowed in order to make required payments to air carriers at least 15 days in advance of departure. Hotels may be paid from escrow after air carriers have been paid. Remaining funds are released from escrow 48 hours after return date. The Company classifies these escrow accounts as restricted cash. All escrow accounts are maintained in one financial institution and balances exceed insurable limits.

CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and restricted cash. The Company places such balances with high credit quality financial institutions.

        The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents and restricted cash: The carrying amount reported in the balance sheet approximates fair value.

  Accounts payable and accrued expenses: Due to their short term nature, the carrying amounts reported in the balance sheet for accounts payable and accrued expenses approximate their fair value.

PREPAID EXPENSES AND OTHER ASSETS

        Prepaid expenses and other assets consist primarily of hotel costs and charter flight costs paid prior to departure date. Air carriers must be paid 15 days before the scheduled departure date; prepaid hotel costs arise mainly in connection with group tours. Depending upon the volume and timing of charter flight activity, the amount of prepaid charter flight costs can fluctuate significantly.

PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight-line basis over the assets’ estimated useful lives. Expenditures for maintenance and repairs are expensed as incurred. Expenditures for improvements which extend the useful life or add value to the asset are capitalized and then expensed over that asset’s remaining useful life.

        Sales and disposals of assets are recorded by removing the related cost and accumulated depreciation amounts with any resulting gain or loss reflected in the statement of operations.

        The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that such amounts may not be recoverable. If such an event occurred, the Company would prepare projections of future results of operations for the remaining useful lives of such assets. If such projections indicated that the expected future net cash flows (undiscounted and without interest) are less than the carrying amounts of the property and equipment, the Company would record an impairment loss in the period such determination is made.

DUE TO AFFILIATES

        Due to affiliates results from transactions between the Company and companies within the MyTravel Group. These transactions consist primarily of transfers to cover working capital deficits or for cash management purposes and expenses for human resource support, information and technology support, and miscellaneous administrative costs, as well as certain operating items such as fuel and advertising. All balances between companies within the MyTravel Group are recorded as current with no formal agreements specifying repayment terms.

UNEARNED INCOME AND REVENUE RECOGNITION

        Revenue from the sale of tour packages to either travel agents or directly to passengers is recognized on the departure date of the trip. Direct air and hotel costs, other related direct costs, and commissions associated with the tour package are also recognized on the departure date. Cash received in advance of the departure date is deposited into escrow accounts and recorded as unearned income.

INTEREST EXPENSE

        The Company only has debt to affiliates and therefore does not have any interest expense to outside parties. There are no specific terms between MyTravel and the Company regarding when interest is charged.

ADVERTISING

        The Company expenses advertising costs as incurred. Advertising expense aggregated $1,461,677, $616,285 and $2,289,118 for the years ended September 30, 2003, 2002 and 2001, respectively.

INCOME TAXES

        All of the Company’s operations are included in the consolidated tax return of MyTravel. For financial statement purposes Income taxes are accounted for as if the Company filed  a separate tax return. Income taxes currently payable are credited to the intercompany account. The measurement of income taxes on such basis includes taxes currently payable or receivable and differences in income for tax and financial statement purposes resulting from temporary differences.

USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

NOTE 2. PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets consist of the following:

	September 30,	September 30,	September 30,
	2003	2002	2001

Prepaid flight costs	$5,467,772	$9,054,331	$7,926,178
Other prepaid costs and assets	1,628,115	2,284,829	3,977,657

	$7,095,887	$11,339,160	$11,903,835

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30,	September 30,	September 30,
	2003	2002	2001

Leasehold improvements	$1,039,106	$1,035,744	$1,015,699
Furniture and fixtures and equipment	2,840,002	2,821,144	2,755,628
Computers and software	731,150	672,937	463,025

	4,610,258	4,529,825	4,234,352
Accumulated depreciation	(3,884,897)	(3,405,323)	(2,943,032)

	$725,361	$1,124,502	$1,291,320

NOTE 4. DUE TO AFFILIATES:

Amounts due to entities within the MyTravel Group are summarized as follows:

	September 30,	September 30,	September 30,
	2003	2002	2001

MyTravel	$129,084,737	$128,776,604	$110,648,018
MyTravel Canada Holiday, Inc.	7,284,754	(987,981)	(1,112,571)
Travel Services International, Inc.	7,462,053	(422,466)	—
Other affiliates, net	(1,395,854)	(906,853)	(4,422,333)

	$142,435,690	$126,459,304	$105,113,114

        Amounts charged by affiliates for operating expenses were approximately $2,351,000, $7,158,000, and $3,682,000 for the years ended September 30, 2003, 2002 and 2001, respectively. In addition, The affiliates charged the Company $1,210,002 and $6,641,265 in interest for the years ended September 30, 2002 and 2001, respectively. The Companies within the MyTravel Group no longer charge interest.

NOTE 5. INCOME TAXES

        Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount for tax purposes. In assessing the realization of deferred tax assets, the Company considerations whether it is more likely than not that some portion or all of the deferred tax assets will be realized. Due to recurring losses, the Company would not be entittled to refunds if it filed a seperate return. Accordingly, the Company recorded a full valuation allowance on its deferred tax assets and did not record an income tax benefit against pre tax loss for the years September 30, 2003, 2002 and 2001. All of the Company’s operations are included in the consolidated tax return of MyTravel. The Company has $58 million of the net operating loss carryforwards allocable to the Company.

A summmary of deferred tax assets is as follows:

	September 30,	September 30,	September 30,
	2003	2002	2001

Deferred tax assets principally related to
net operating loss carryforwards	$30,141,300	$28,519,999	$27,172,465
Deferred income tax asset valuation allowance	(30,141,300)	(28,519,999)	(27,172,465)

Net deferred income tax asset	$—	$—	$—

NOTE 6. COMMON STOCK AND PAID IN CAPITAL

The following table summarizes the Company’s stock and paid in capital activity for the years ended September 30, 2003, 2002, and 2001:

					Additional Paid-In Capital
	VE Holdings, Inc. Common Stock		Suntrips, Inc. Common Stock			Accumulated Deficit
	Shares	Amounts	Shares	Amounts			Total

Balance at September 30, 2000	1	$ 1,000	9,380	$ 42,501	$ 24,249,980	$ (110,830,862)	$(86,537,381)
Net loss September 30, 2001	—	—	—	—	—	(20,108,192)	(20,108,192)

Balance at September 30, 2001	1	1,000	9,380	42,501	24,249,980	(130,939,054)	(106,645,573)
Net loss September 30, 2002	—	—	—	—	—	(14,984,851)	(14,984,851)

Balance at September 30, 2002	1	1,000	9,380	42,501	24,249,980	(145,923,905)	(121,630,424)
Net loss September 30, 2003	—	—	—	—	—	(26,367,117)	(26,367,117)

Balance at September 30, 2003	1	$ 1,000	9,380	$ 42,501	$ 24,249,980	$ (172,291,022)	$(147,997,541)

NOTE 7. ADMINISTRATIVE EXPENSES

Following is a summary of the Company’s administrative expenses:

	Years Ended September 30,

	2003	2002	2001

Compensation expense	$11,331,911	$10,772,120	$13,819,696
Legal and professional fees	188,346	300,275	241,925
Rent expense	839,957	813,507	1,000,195
Insurance	964,618	566,743	978,051
Office and printing expense	1,910,843	1,875,168	3,133,475
Telecommunications	468,455	332,160	762,774
Travel and entertainment	163,963	149,604	214,755
Miscellaneous taxes and licenses	48,192	74,752	101,821
Other	107,497	117,953	145,948

	$16,023,782	$15,002,282	$20,398,640

NOTE 8. COMMITMENTS AND CONTINGENCIES

        During the normal course of business, the Company is subject to various lawsuits, which may or may not have merit. Management intends to vigorously pursue and/or defend such suits, as applicable, and believes that they will not result in any material loss to the Company.

        The Company utilizes three airline carriers to provide charter flights. The loss of any one carrier could have an adverse impact until the carrier is replaced.

        The Company leases office space under non-cancelable office leases. The future minimum lease payments required under these leases at September 30, 2003 are as follows:

Fiscal Year

2004	$489,567
2005	486,073
2006	510,378
2007	535,900
2008	513,656

$2,535,574

        The Company utilizes letters of credit to secure certain payment obligations and to meet the requirements of various regulatory agencies. At September 30, 2003 the Company had approximately $3.2 million outstanding letters of credit. In addition, the bank that is used for escrow deposits, requires the Company to maintain $400,000 in compensating cash balances which is included in restricted cash.

NOTE 9. SUBSEQUENT EVENT

        On October 31, 2003, the Company sold to RCG Companies Incorporated substantially all of its operating assets and liabilities, except for certain excluded items (primarily the amounts due to affiliates) for a $10 million non-interest bearing seven-year promissory note, the assumption of a working capital deficit of approximately $2.8 million and a non-cancelable three-year agreement with MyTravel Canada Holidays, Inc. (“MyTravel Canada”), for certain services, including the purchasing of hotel accommodations on an exclusive basis. MyTravel Canada will be paid approximately $4.5 million over three years under this agreement. After imputing interest at 8% on the promissory note and the service agreement the estimated fair value of the total consideration is approximately $13 million.